Amended and Restated By-Laws

of

Dynamic Alternatives Fund

March 24, 2021, as amended effective May 27, 2021

These Amended and Restated By-Laws (the “By-Laws”) of the Dynamic Alternatives Fund (the “Fund”) are made and adopted pursuant to Article IV, Section 3(b) of the Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”). Capitalized terms used herein and not herein defined are used as defined in the Declaration of Trust.

ARTICLE 1
Agreement and Declaration of Trust and Offices

1.1              Agreement and Declaration of Trust. These By-Laws shall be subject to the Declaration of Trust of the Fund. In the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall control.

1.2              Principal Office. The Fund may maintain one or more other offices, including its principal office, in or outside of the State of Delaware, in such cities as the Board of Trustees of the Fund (the “Board”) may determine from time to time. Unless the Board otherwise determines, the principal office and place of business of the Fund shall be located at 5025 Arlington Centre Boulevard, Columbus, Ohio 43220.

1.3              Delaware Office and Registered Agent. The Board shall establish a registered office in the State of Delaware and shall appoint a registered agent for service of process in the State of Delaware.

1.4              Other Offices. The Board may at any time establish a branch or subordinate offices at any place or places where the Fund intends to do business.

ARTICLE 2
Trustees

2.1              General Powers. The business of the Fund shall be managed under the direction of the Board, which may exercise all powers of the Fund, except such as are by statute, the Declaration of Trust or these By-Laws conferred upon or reserved to the Shareholders.

2.2              Number. The number of Trustees which shall constitute the whole Board shall be determined from time to time by the Board; provided, however, that the number of Trustees shall in no event be less than one (1) nor more than fifteen (15). Trustees need not be Shareholders.

2.3              Election. Provided a quorum is present, the Trustees shall be elected by the vote of a plurality of the votes cast at a Shareholders’ meeting, except that any vacancy on the Board may be filled by a majority vote of the then Trustees at a duly constituted meeting, subject to the requirements of Section 16(a) of the 1940 Act.

2.4              Place of Meetings and Meetings by Telephone. All meetings of the Board or of any committee thereof may be held at any place that has been designated from time to time by the Board or such committee thereof. In the absence of such a designation, regular meetings shall be held at the principal office of the Fund. Any meeting, regular or special, may be held by conference telephone or similar communications equipment, so long as all persons participating in the meeting can hear one another. Participation in a meeting by these means shall constitute presence in person at the meeting, except where the 1940 Act requires Trustee action at a meeting held in person.

2.5              Regular Meetings. Regular meetings of the Trustees may be held without call or notice, except as otherwise required by the Declaration of Trust or the 1940 Act, in which case notice shall be given in the manner specified in Section 2.7 hereof, at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees. A regular meeting of the Trustees may be held without call or notice immediately after and at the same place as any meeting of the Shareholders.

2.6              Special Meetings. Special meetings of the Board may be held at any time and at any place designated in the call of the meeting when called by the President or the Chairman of the Board, or by two or more Trustees, or if there shall only be one Trustee, upon the request of such sole Trustee, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

2.7              Notice. It shall be sufficient notice to a Trustee of a meeting to send notice at least forty-eight (48) hours before the meeting by mail, addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person, or by telephone, electronic mail or other similar means. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

2.8              Quorum; Voting; Adjournment. At any meeting of the Trustees, a majority of the Trustees then in office shall constitute a quorum for the transaction of business; provided that in no case where the number of Trustees is greater than two (2) may quorum be less than two (2) persons. The action of a majority of the Trustees present at any meeting at which a quorum is present shall be the action of the Board, unless the concurrence of a greater proportion is required for such action by the Declaration of Trust or the 1940 Act. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

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2.9              Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than forty-eight (48) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section 2.7 to the Trustees who were present at the time of adjournment.

2.10          Action by Written Consent Without a Meeting. Unless an in person meeting is required by the 1940 Act, any action required or permitted to be taken by the Board or by any committee thereof may be taken without a meeting by written or electronic consent signed by a majority of Trustees, or the members of the committee, as the case may be. Such action by consent shall have the same force and effect as a vote of the Board or such committee taken at a meeting thereof. Evidence of such written or electronic consent or consents shall be filed with the minutes of the proceedings of the Board or the respective committee. Any such consent may be executed in counterparts.

2.11          Committees. The Trustees, by vote of a majority of the Trustees then in office, may elect from their number such committees as deemed appropriate or required by applicable law, and may delegate thereto some or all of their powers except those which by law, the Declaration of Trust or these By-Laws may not be delegated. Except as the Trustees may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Trustees or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Trustees themselves. All members of such committees shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any such committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its action to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect. The Trustees may delegate to any committee any of its powers, subject to the limitations of applicable law.

ARTICLE 3
Officers

3.1              Enumeration and Qualification. The officers of the Fund shall be a Chairman of the Board, a President, a Chief Compliance Officer, a Treasurer, and a Secretary. The Fund may also have, at the discretion of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, an Anti-Money Laundering (“AML”) Compliance Officer and such other officers as may be appointed in accordance with Section 3.3. The Fund also may have such agents as the Trustees from time to time may in their discretion appoint. Any officer may be, but need not be, a Trustee or Shareholder. The same person may hold any two or more offices, except that no person shall be both President and Vice President and no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Declaration of Trust or these By-Laws to be executed, acknowledged or verified by two or more officers.

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3.2              Election of Officers. The officers of the Fund shall be chosen by the Board, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

3.3              Other Officers. The Board may appoint and may empower the President to appoint such other officers as the business of the Fund may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

3.4              Tenure. The officers shall hold office for one year and until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

3.5              Powers. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Fund were organized as a Delaware for profit corporation and such other duties and powers as the Trustees may from time to time designate.

3.6              Chairman of the Board. The Chairman of the Board (the “Chairman”) shall, if present, preside at meetings of the Board of Trustees and shall, subject to the control of the Board, have general supervision, direction and control of the business and the officers of the Fund and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board or prescribed by these By-Laws.

3.7              President. Subject to the supervisory powers given by the Board to the Chairman, the President shall be the principal executive officer of the Fund and shall, subject to the control of the Board and the Chairman, have general supervision, direction and control of the business and the officers of the Fund. He or she shall preside at all meetings of the Shareholders and, in the absence of the Chairman, at all meetings of the Board. He or she shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have such other powers and duties as may be prescribed by the Board or these By-Laws.

3.8              Vice Presidents. In the absence or disability of the President and the Chairman of the Board, the Vice President or Vice Presidents, if any, in order of their rank as fixed by the Board or, if not ranked, a vice president designated by the Board, shall perform all the duties of the President and when so acting shall have all powers of, and be subject to all the restrictions upon, the President. The Vice President or Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed by the Board, these By-Laws, the President or the Chairman of the Board.

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3.9              Chief Compliance Officer. The Chief Compliance Officer (“CCO”) shall be the principal compliance officer of the Fund and shall be responsible for overseeing and administering the Fund’s policies and procedures adopted in accordance with Rule 38a-1 under the 1940 Act (“Rule 38a-1”), or otherwise, that are reasonably designed to prevent violation of federal securities laws in connection with the Fund’s activities. The CCO shall be authorized to compel all officers, employees and agents of the Fund to produce the books and records of the Fund’s Investment Adviser, subadviser(s), administrator, Principal Underwriter, transfer or shareholder servicing agent and other service providers (each, a “Service Provider”) to the Fund and shall have all such other powers and perform such other duties consistent with the administration of the Fund’s compliance policies and procedures and the CCO’s other responsibilities under Rule 38a-1, and as shall from time to time be prescribed by the Board. The CCO shall make recommendations to the Board and the Service Providers as to any amendments that the CCO believes are necessary and desirable to carry out or improve the compliance policies and procedures of the Fund. The CCO shall be subject to the oversight of the Board, which shall have the exclusive authority to hire and remove the CCO. The CCO shall prepare and make the annual report to the Board concerning the compliance policies and procedures as required by Rule 38a-1.

3.10          Treasurer. The Treasurer shall be the chief financial and accounting officer of the Fund, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with the Service Providers, keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Fund, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and other Fund Property, and the Fund’s Shares. The books of account shall at all reasonable times be open to inspection by any Trustee. The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Fund with such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Fund as may be ordered by the Board, shall render to the President and Trustees, whenever they request it, an account of all of the Treasurer’s transactions as principal financial officer and of the financial condition of the Fund, and shall have other powers and perform such other duties as may be prescribed by the Board or these By-Laws.

3.11          Secretary. The Secretary shall keep or cause to be kept at the principal office of the Fund, or such other place as the Board may direct, a book of minutes of all meetings and actions of Trustees, committees of Trustees and Shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Trustees’ meetings or committee meetings, the number of Shares present or represented at Shareholders’ meetings and the proceedings. The Secretary shall keep or cause to be kept at the principal office of the Fund or at the office of the Fund’s transfer agent or registrar, a Share register or a duplicate Share register showing the names of all Shareholders and their addresses, the number of Shares held by each (including the Series and class of Shares held, as applicable), the number and date of certificates, if any, issued for the same and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give or cause to be given notice of all meetings of the Shareholders and of the Board required to be given by the Declaration of

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Trust, these By-Laws or applicable law and shall have such other power and perform such other duties as may be prescribed by the Board or by these By-Laws.

3.12          Anti-Money Laundering Compliance Officer. The AML Compliance Officer for the Fund shall be responsible for implementing, overseeing, and enforcing the Fund’s AML Fund.

3.13          Vacancies in Office. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office. The President may make temporary appointments to a vacant office pending action by the Board.

3.14          Resignations and Removals. Any officer may resign at any time by written instrument signed by him or her and delivered to the Chairman, President, Secretary or to a meeting of the Board. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer elected by them with or without cause. Except to the extent expressly provided in a written agreement with the Fund, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

ARTICLE 4
Meetings of Shareholders

4.1              Meetings. No annual meetings of the Shareholders shall be held unless the 1940 Act requires the election of Trustees to be acted upon. Special meetings of the Shareholders may be called at any time by the Chairman, the President or a majority of the Board for any lawful purpose, and shall be called by the Secretary upon written request of the holders of Shares entitled to cast not less than twenty percent (20%) of all the votes entitled to be cast at such meeting provided that:

(a)	Such request shall state the purpose of such meeting and the matters proposed to be acted on.
(b)	The Shareholders requesting such meeting shall have paid to the Fund the reasonable estimated cost of preparing and disseminating the notice thereof, which the Secretary shall determine and specify to such Shareholders. No special meeting need be called upon the request of Shareholders entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted on at any meeting of the Shareholders held during the preceding twelve (12) months.

4.2              Place of Meetings. Meetings of Shareholders shall be held at any place within or outside the State of Delaware designated by the Board. In lieu of holding a Shareholders’ meeting at a designated place, the Board, in its sole discretion, may determine that any Shareholders’

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meeting may be held solely by means of remote communication. In the absence of any such designation by the Board, Shareholders’ meetings shall be held at the principal office of the Fund. For the purposes of these By-Laws, if authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, Shareholders and proxyholders may, by means of remote communication:

(a)        participate in a meeting of Shareholders; and

(b)	be deemed present in person and vote at a meeting of Shareholders whether such meeting is to be held at a designated place, solely by means of remote communication or some combination of the two; provided that (i) the Fund will implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Shareholder or proxyholder, (ii) the Fund will implement reasonable measures to provide such Shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders, including without limitation an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any Shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, the Fund or its agent will maintain a record of such vote or other action.

4.3              Notice of Shareholders’ Meeting. All notices of meeting of Shareholders shall be sent or otherwise given in accordance with Section 4.4 not less than seven (7) days nor more than ninety (90) days before the date of the meeting. The notice shall specify (a) the place, date and time of the meeting, and (b) the general nature of the business to be transacted. The notice of any meeting at which Trustees are to be elected also shall include the name of any nominee or nominees whom at the time of the notice are intended to be presented for election.

4.4              Manner of Giving Notice; Affidavit of Notice. Notice of any meeting of the Shareholders shall be given by the Secretary by delivering or mailing, postage prepaid, or sending electronically to each Shareholder of record entitled to vote at said meeting, written, electronic or printed notification of such meeting to such address as may be registered with the Fund by the Shareholder. Notice of any Shareholder meeting need not be given to any Shareholder if a written waiver of notice, executed before or after such meeting, is filed with the record of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting. Notice of adjournment of a Shareholders’ meeting to another time or place need not be given, if such time and place are announced at the meeting or reasonable notice is given to persons present at the meeting and the adjourned meeting is held within a reasonable time after the date set for the original meeting. If any written notice

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mailed and addressed to a Shareholder at the address of that Shareholder appearing on the books of the Fund is returned to the Fund and marked undeliverable by the delivery service indicating that the service is unable to deliver the notice to the Shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the Shareholder on written demand of the Shareholder at the principal office of the Fund for a period of one (1) year from the date of the giving of the notice. An affidavit of the mailing or other means of giving any notice of any Shareholders’ meeting shall be executed by the Secretary, Assistant Secretary or any agent of the Fund giving the notice and shall be filed and maintained in the minute book of the Fund.

4.5              Voting. The Shareholders entitled to vote at any meeting of Shareholders shall be determined in accordance with the provisions of the Declaration of Trust and these By-Laws, as in effect at such time. Except as otherwise provided herein, any matter required to be submitted to Shareholders and affecting one or more Series or classes of Shares shall require approval by the required vote of all the affected Series and classes voting together as a single group; provided, however, that as to any matter with respect to which a separate vote of any Series or class of Shares is required by the 1940 Act or the Declaration of Trust, such requirement as to a separate vote by that Series or class of Shares shall apply. Shareholders of a particular Series or class of Shares shall not be entitled to vote on any matter that affects only one or more other Series or classes of Shares. At all meetings of the Shareholders, a quorum being present, all matters shall be decided by the affirmative vote of a majority of the votes cast in person or by proxy, except only a plurality shall be necessary to elect a Trustee, unless the question is one for which by express provision of the laws of the State of Delaware, the 1940 Act or the Declaration of Trust, a different vote is required, in which case such express provision shall control the decision of such question. There shall be no cumulative voting in the election of Trustees.

4.6              Proxies. Every Shareholder entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by one or more agents authorized by a proxy, given in writing or by electronic transmission, signed by the Shareholder and filed with the Secretary; provided, that an alternative to the execution of a written proxy may be permitted as provided in this Section 4.9. A proxy shall be deemed signed if the Shareholder’s name is placed on the proxy (whether by manual or electronic signature, typewriting, telegraphic or electronic transmission or otherwise) by the Shareholder or the Shareholder’s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (a) revoked by the Shareholder executing it by a written notice delivered to the Secretary of the Fund prior to the exercise of the proxy or by the Shareholder’s execution of a subsequent proxy or attendance and vote in person at the meeting; or (b) written notice of the death or incapacity of the Shareholder is received by the Fund before the proxy’s vote is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Fund receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any

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adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting. Except as otherwise provided in the Declaration of Trust or these By-Laws, all matters relating to the giving, voting or validity of proxies shall be governed by the general corporate law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Fund were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation

4.7              Shareholder Action by Written Consent Without a Meeting. Any action which may be taken at any meeting of Shareholders may be taken without a meeting and without prior notice if written or electronic consent to the action taken is signed by the holders of Shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Shares entitled to vote on that action were present and voted. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders. All such consents shall be filed with the Secretary of the Fund and shall be maintained in the Fund’s records. Any Shareholder giving a written or electronic consent may revoke the consent by a writing received by the Secretary of the Fund before written or electronic consents of the number of Shares required to authorize the proposed action have been filed with the Secretary. If the consents of all Shareholders entitled to vote have not been received, the Secretary shall give prompt notice to such Shareholders of the action taken without a meeting by means of a supplement to the prospectus of the Fund, filed with the Commission and mailed or otherwise transmitted to such Shareholders.

4.8              Inspectors of Election. Before any meeting of Shareholders, the Board may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the Chairman of the meeting shall appoint one (1) or more inspectors of election at the meeting, the number to be determined by the Chairman of the meeting in his or her discretion. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting shall appoint a person to fill the vacancy. These inspectors shall:

(a)	Subscribe an oath of affirmation to execute the duties of inspector at such election in good faith;

(b)	Determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

(c)	Receive votes, ballots or consents;

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(d)	Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(e)	Count and tabulate all votes or consents;

(f)	Determine when the polls shall close;

(g)	Determine the result;

(h)	Make a certificate of the result of the vote taken; and

(i)	Do any other acts that may be proper to conduct the election or vote.

4.9              Abstentions and Broker Non-Votes. Outstanding Shares represented in person or by proxy (including Shares which abstain or do not vote with respect to one or more of any proposals presented for Shareholder approval) will be counted for purposes of determining whether a quorum is present at a meeting. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the number of Shares that are present and entitled to vote with respect to any particular proposal, but will not be counted as a vote in favor of such proposal. If a broker or nominee holding Shares in “street name” indicates on the proxy that it does not have discretionary authority to vote as to a particular proposal, those Shares will not be considered as present and entitled to vote with respect to such proposal.

ARTICLE 5
Records and Reports

5.1              Maintenance and Inspection of Share Ledger. It shall be the duty of the Secretary or Assistant Secretary of the Fund to cause an original or duplicate Share ledger to be maintained at the office of the Fund’s transfer agent. Such Share ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection during the Fund’s regular business hours by any Shareholder, or its duly authorized representative, upon reasonable written demand to the Fund, for any purpose reasonably related to such Shareholder’s interest as a Shareholder.

5.2              Maintenance and Inspection of Declaration of Trust and By-Laws. The Fund shall keep at its principal office the original or a copy of the Declaration of Trust and these By-Laws, as amended or restated from time to time, where they may be inspected during the Fund’s regular business hours by any Shareholder, or its duly authorized representative, upon reasonable written demand to the Fund, for any purpose reasonably related to such Shareholder’s interest as a Shareholder.

5.3              Maintenance and Inspection of Other Records. The accounting books and records and minutes of proceedings of the Shareholders and the Board of Trustees and any committee or

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committees of the Board shall be kept at such place or places designated by the Board or in the absence of such designation, at the principal office of the Fund. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. No Shareholder shall have any right to inspect any account, book or document of the Fund that is not publicly available, except as provided herein or conferred by the Board. Costs of providing such information and documents shall be borne by the requesting Shareholder. The Fund shall be entitled to reimbursement by the requesting Shareholder for its direct, out-of-pocket expenses incurred in responding to such Shareholder’s requests (in whole or in part) for information or documents.

5.4              Inspection by Trustees. Every Trustee shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the Fund. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

ARTICLE 6
Fiscal Year

6.1              General. The fiscal year of the Fund shall end on April 30 of each year, or such other date as is fixed by resolution adopted by the Board.

ARTICLE 7
Issuance of Share Certificates

7.1              Share Certificates. In lieu of issuing certificates for Shares, the Board or the Fund’s transfer agent may either issue receipts therefor or may keep accounts upon the books of the Fund for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof. The Trustees may at any time authorize the issuance of share certificates. In that event, each record holder of Shares shall be entitled to a certificate stating the number of Shares owned by such Person in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the President or a Vice-President and by the Treasurer or Assistant Treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, other than a Trustee, officer, or employee of the Fund. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Fund with the same effect as if he or she were such officer at the time of its issue.

7.2              Loss of Certificates. In case of the alleged loss or destruction or the mutilation of a Share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe.

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7.3              Issuance of New Certificate to Pledgee. In the event certificates have been issued, a pledgee of Shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a Shareholder, and entitled to vote thereon.

7.4              Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of Share certificates and may, by written notice to each record holder of Shares, require the surrender of Share certificates to the Fund for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Fund.

ARTICLE 8
General Matters

8.1              Seal. If required by applicable law, the seal of the Fund shall consist of a flat-faced die with the word “Delaware”, together with the name of the Fund and the year of its organization cut or engraved thereon, but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Fund.

8.2              Execution of Papers. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Board shall be signed by the President, any Vice President, the Secretary or by the Treasurer and need not bear the seal of the Fund.

8.3              Custodianship. Except as otherwise provided by resolution of the Board, the Fund shall place and at all times maintain in the custody of a custodian (including any sub-custodian for the custodian) all Fund Property, including funds, securities and similar investments owned by the Fund. Subject to the approval of the Board, the custodian may enter into arrangements with securities depositories, provided such arrangements comply with the provisions of the 1940 Act and the rules and regulations promulgated thereunder.

8.4              Net Asset Value. In the event the Fund has one or more separate Series or classes of Shares, the net asset value per Share shall be determined separately as to each such Series and class, by dividing the sum of the total market value of the Series’ or class’s investments and other assets, less any liabilities, by the total outstanding Shares of such Series or class, subject to the 1940 Act and any other applicable Federal securities law or rule or regulation. In the event the Fund has no separate Series or classes of Shares, the net asset value per Share shall be determined by dividing the sum of the total market value of the Fund’s investments and other assets, less any liabilities, by the total outstanding Shares of the Fund, subject to the 1940 Act and any other applicable Federal securities law or rule or regulation.

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8.5              Checks, Drafts and Evidence of Indebtedness. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Fund shall be signed or endorsed in such manner and by such person or persons as shall be designated from time to time in accordance with a duly adopted resolution of the Board.

8.6              Contracts and Instruments; How Executed. The Board, except as otherwise provided in these By-Laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Fund and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Fund by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.7              Provisions in Conflict with Law or the Declaration of Trust. The provisions of these By-Laws are severable, and if the Board shall determine, with the advice of counsel, that any of such provisions is in conflict with the Declaration of Trust, the 1940 Act, the Code, the DSTA or with other applicable laws and regulations, the conflicting provision shall be deemed not to have constituted a part of these By-Laws from the time when such provisions became inconsistent with such laws or regulations; provided, however, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination. If any provision of these By-Laws shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any matter affect such provisions in any other jurisdiction or any other provision of these By-Laws in any jurisdiction.

8.8              Filing of Copies, References and Headings. The original or a copy of these By-Laws and of each amendment hereto shall be kept and available for inspection as specified in Section 5.2 hereof. Anyone dealing with the Fund may rely on a certificate by an officer of the Fund as to whether or not any such amendments have been made and as to any matters in connection with the Fund hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Fund to be a copy of this instrument or of any such amendments. In these By-Laws and in any such amendments, references to this instrument, and all expressions of similar effect to “herein,” “hereof” and “hereunder,” shall be deemed to refer to this instrument as amended. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable.

8.9              Determination of Board of Trustees. Any determination involving interpretation or application of these By-Laws made in good faith by the Board shall be final, binding and conclusive on all parties in interest.

ARTICLE 9

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Amendments to the By-Laws

9.1              General. These By-Laws may be amended or repealed, in whole or in part, by action taken by a majority of the Trustees then in office at any meeting of the Trustees, or by a written consent signed by a majority of Trustees.

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